Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.

Gentlemen:

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated March 31, 2008, with respect to the consolidated financial statements of Xfone, Inc. and its subsidiaries as of and for the year ended December 31, 2007, in the filing of Amendment No. 2 to the Registration Statement on Form S-1 for Xfone, Inc.

Date: August 28, 2008	By:	/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Denver, Colorado